Exhibit 10.7

[EXECUTION COPY]

ESOP LOAN AGREEMENT

THIS ESOP LOAN AGREEMENT is dated as of April 1, 2007 by and between TRIBUNE COMPANY, a Delaware corporation (the “Company”), and GREATBANC TRUST COMPANY (“GreatBanc”), not in its individual or corporate capacity, but solely as trustee (the “Trustee”) of the Tribune Employee Stock Ownership Trust (the “Trust”) which implements and forms a part of the Tribune Employee Stock Ownership Plan (the “Plan”).

W I T N E S S E T H:

WHEREAS, the Company sponsors the Plan and Trust, GreatBanc serves as Trustee of the Trust and the Trust is acquiring from the Company shares of its common stock, $.01 par value per share (the “Shares” as more fully described in an “ESOP Purchase Agreement” of even date by and between the Trustee (on behalf of the Trust) and the Company); and

WHEREAS, to implement the terms of the ESOP Purchase Agreement and to enable the Trust to purchase the Shares, the Company has agreed to extend credit to the Trust on the terms and conditions set forth herein.

NOW, THEREFORE, for and in consideration of the premises and the covenants hereinafter contained, the Company and the Trust hereby agree as follows:

ARTICLE 1
DEFINITIONS

The following words and phrases shall have the following meanings:

1.1           “Agreement” means this ESOP Loan Agreement and any amendments and supplements hereto.

1.2           “Closing” or “Closing Date” shall mean the date of the closing of the purchase of the Shares under the ESOP Purchase Agreement.

1.3           “Code” means the Internal Revenue Code of 1986, as amended, and any successor provisions thereto.

1.4           “ERISA” means the Employee Retirement Income Security Act of 1974, as supplemented and amended.

1.5           “ESOP” means the Plan and Trust collectively.

1.6           “ESOP Loan Documents” means this Agreement, the ESOP Note, the ESOP Pledge Agreement and the other documents and certificates delivered pursuant to the terms thereof.

1.7           “ESOP Note” means the promissory note of even date herewith, executed on behalf of the Trust and payable to the Company in the amount of $250,000,000.00.

1.8           “IRS” means the Internal Revenue Service.

1.9           “Loan Proceeds” means the $250,000,000.00 extension of credit made by the Company pursuant to this Agreement and the ESOP Note.

1.10         “Merger” means the merger of a corporation formed by the ESOP (the “Initial ESOP Entity”) with and into the Company, with the Company being the surviving entity and the merger occurring pursuant to a merger agreement executed by the ESOP, the Initial ESOP Entity, the Company and EGI-TRB, L.L.C.

1.11         “Pledge Agreement” means the agreement of even date herewith between the Company and the Trust pursuant to which the Shares have been pledged to the Company as security for the ESOP Note.

1.12         “Shares” mean the shares of Tribune Company common stock, par value $.01 per share, acquired by the Trust under the ESOP Purchase Agreement and any shares of stock into which such share are converted by merger or similar action.

1.13         “Trust Agreement” means the agreement dated as of even date between the Company and GreatBanc pursuant to which the Trust was established.

ARTICLE 2
LOAN

2.1           Amount of Loan. The Company agrees, upon the terms and conditions contained in this Agreement, to provide an extension of credit to the Trust in the principal amount of $250,000,000.00.

2.2           Use of Loan Proceeds. The Loan Proceeds shall be used by the Trust to acquire the Shares and for no other purpose.

2.3           ESOP Note. To evidence its obligation in connection with the Loan Proceeds, the Trustee will duly execute and deliver the ESOP Note.

2.4           Payment of ESOP Note. The principal amount of the ESOP Note and accrued interest thereon shall be paid by the Trust to the Company as set forth in the ESOP Note.

2.5           Prepayments. The Trust may prepay the principal amount of the ESOP Note, in whole or in part, at any time or from time to time, without penalty or premium. Concurrently with any prepayment, the Trust shall pay all interest accrued to the date of prepayment. Any prepayment of the ESOP Note should be applied to installments of principal in order of their due date so that the first installment scheduled to be paid shall be the first installment satisfied by the prepayment.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES
OF THE TRUSTEE

The Trustee, on behalf of the Trust, hereby represents and warrants to, and agrees with the Company as follows:

3.1           Necessary Authority. Assuming the accuracy of the representations of the Company set forth in Article 4.3, the Trustee has full power and authority under the Trust Agreement to execute and deliver the ESOP Loan Documents and to consummate the transactions contemplated thereby. The ESOP Loan Documents have been duly authorized, executed and delivered by the Trustee on behalf of the Trust and, assuming the due authorization, execution and delivery by the other parties thereto, constitute the legal, valid and binding obligations of the Trust, enforceable against the Trust in accordance with their respective terms, except as the same may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization or other laws affecting the enforcement of creditors’ rights generally now or hereafter in effect, and subject to the availability of equitable remedies.

3.2           No Conflicts. The execution, delivery and performance of the ESOP Loan Documents by the Trustee on behalf of the Trust and the consummation of the transactions contemplated therein do not and will not constitute or result in the breach of any provision of, or constitute a default under, the ESOP or any agreement, indenture or other instrument known to the Trustee or to which the Trust is a party or by which it or its assets may be bound.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES
OF THE COMPANY

The Company hereby represents and warrants to, and agrees with the Trustee and the Trust as follows:

4.1           Necessary Authority. The Company has all requisite power and authority to enter into, deliver and perform this Agreement and the Pledge Agreement and to consummate the transactions contemplated therein. The execution, delivery and performance of this Agreement and the Pledge Agreement and the consummation of the transactions contemplated therein have been duly authorized by all necessary action on the part of the Company. Assuming the due authorization, execution and delivery by the other parties thereto, this Agreement and the Pledge Agreement have been duly executed and delivered by the Company and constitute its valid and legally binding obligations, enforceable against the Company in accordance with their respective terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors’ rights generally now or hereafter in effect, and subject to the availability of equitable remedies.

4.2           No Conflicts. The execution, delivery and performance of this Agreement and the Pledge Agreement by the Company, and its consummation of the transactions contemplated therein, do not and will not (i) require the consent, approval, authorization, order, filing, registration or qualification of or with any court, governmental authority or third person, (ii) conflict with or result in any violation of or default under any provision of the Certificate of Incorporation or By-laws of the Company or of any mortgage, indenture, lease, agreement or other instrument, permit, concession, grant, franchise or license to which the Company is a party or by which it or its properties are bound, (iii) violate any law, ordinance, rule, regulation, judgment, order or decree applicable to the Company, or (iv) result in the creation of any security interest, claim, lien, charge or encumbrance upon the Shares other than the lien of the Pledge Agreement.

4.3           ESOP Matters. The Company has duly adopted the ESOP and has validly appointed the Trustee pursuant to the terms of the ESOP.

ARTICLE 5
POST CLOSING COVENANTS OF THE COMPANY

The Company hereby covenants with the Trustee and the Trust that after the Closing:

5.1           Maintenance of Company. The Company will take all actions within its power to preserve its existence.

5.2           Maintenance of ESOP. Subject to the right of the Company to amend or terminate the ESOP in accordance with the terms of the ESOP, the Company will take all actions within its power to preserve the existence of the ESOP and of the Trust and to maintain their tax-qualified status under Sections 401(a) and 501(a), respectively, of the Code. The Company shall administer, or cause to be administered, the ESOP in material compliance with (a) the Code and ERISA, as applicable to the ESOP and this Agreement, and (b) all other laws and regulations applicable to the ESOP and the Trust.

5.3           Contributions to the ESOP. Unless the ESOP is terminated or, following the Merger, all or substantially all the Company’s assets or the Shares are sold or otherwise transferred, the Company shall make contributions to the ESOP and/or declare and pay dividends/distributions on the Shares held by the ESOP in amounts which are sufficient to enable the Trustee to pay all interest and principal, when due, on the ESOP Loan.

ARTICLE 6
EVENTS OF DEFAULT AND THEIR EFFECT

6.1           Events of Default; Effect. The occurrence of either of the following events shall constitute an Event of Default hereunder:

(a)           The Trustee shall fail to make any payment or prepayment of the principal of the ESOP Note within ten (10) days after the same becomes due and payable; or

(b)           The Trustee shall fail to pay any interest on the ESOP Note within ten (10) days after the same becomes due and payable.

Upon the occurrence of an Event of Default, the Company shall, if it is in compliance with the terms and conditions of this Agreement, be entitled to exercise all rights and remedies available to a creditor at law or in equity and to recover from the Trust dividends/distributions paid to it by the Company and held by the Trustee and those cash contributions made by the Company to the Trust to enable it to meet its obligations hereunder and under the ESOP Note, but which contributions and dividends/distributions have not been so applied by the Trust. Except as to a termination of the Plan or a sale or other transfer of all or substantially all the Shares or the Company’s assets, in no event shall an Event of Default be deemed to have occurred if the Company has not made the contributions and/or dividends/distributions to the Trust as required by Section 5.2 of this Agreement.

Notwithstanding any other provision of any of the ESOP Loan Documents, in no event shall there be an acceleration of payments or prepayments not yet due and payable under the terms of the ESOP Note, nor shall any recovery by the Company as a result of an Event of Default hereunder exceed the dollar amount of the default in question. For purposes of this Section 6.1, the dollar amount of a default shall be equal to the difference between (i) the amount paid to the Company by the Trust at the time a payment of principal and interest is due and payable on the ESOP Note and (ii) the aggregate amount of principal and accrued interest which was actually due and payable on the ESOP Note as of such time.

6.2           Pledge Agreement. In addition to the rights and remedies provided in Section 6.1 hereof, the Company shall have all of the rights and remedies afforded under the terms of the Pledge Agreement.

6.3           ESOP Termination. In the event the ESOP is terminated, Shares held in the suspense account having a value equal to the amount of any unpaid principal remaining on the ESOP Note shall be delivered to the Company in repayment of the ESOP Note. In the event that the value of the Shares then held in the suspense account is less than the unpaid principal remaining on the ESOP Note, any unpaid principal and interest so remaining shall be forgiven. For purposes of this Section 6.3, the value of the Shares on the date they are delivered to the Company shall be determined by the independent financial advisor to the Trust in a manner consistent with the valuation methodology used by such financial advisor in its periodic Share valuation updates.

6.4           Sale of Shares or the Company’s Assets. In the event of a sale or other transfer of all or substantially all of either the Shares or the Company’s assets, proceeds from the sale payable on the Shares held in the suspense account having a value equal to the remaining unpaid principal on the ESOP Note shall be transferred to the Company in repayment of the ESOP Note. In the event that the aggregate proceeds payable on the Shares held in the suspense account at such time shall be less than the unpaid principal remaining on the ESOP Note, any unpaid principal so remaining together with any unpaid interest shall be forgiven. For purposes of this Section 6.4, the value of the Shares as of the date they are transferred to the Company shall equal the proceeds of the sale payable on the Shares.

ARTICLE 7
MISCELLANEOUS

7.1           Execution of Counterparts. For the convenience of the parties, this Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

7.2           Notices. All notices which are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be sufficient in all respects if delivered personally or by registered or certified mail, postage prepaid, as follows:

If to the Company:

Tribune Company
435 North Michigan Avenue
Chicago, IL 60611
Attn:       c/o Crane H. Kenney
                Senior Vice President, General Counsel & Secretary
Tel:         (312) 222-2491
Fax:         (312) 222-4206

Copies to:

McDermott Will & Emery LLP
227 West Monroe Street
Chicago, IL 60606
Attn:       Paul Compernolle and William W. Merten
Tel:         (312) 984-7647
Fax:         (312) 984-7700

If to the Trust to:

GreatBanc Trust Company
1301 W. 22nd Street
Suite 702
Oak Brook, IL 60523
Attn:       Marilyn Marchetti and Danielle Montesano
Tel:         (630) 572-5121 and (630) 572-5120
Fax:         (630) 571-0599

Copies to:

K&L Gates
Henry W. Oliver Building

535 Smithfield Street
Pittsburgh, PA 15222-2312
Attn:       Charles R. Smith
Tel:         (412) 355-6536
Fax:         (412) 355-6501

or to such other address as shall be furnished in like manner by any party to the others. Any such notice shall be deemed to have been given, received and become effective for all purposes at the time it shall have been (i) delivered to the addresses as indicated by the return receipt (if transmitted by mail) or the affidavit of the messenger (if transmitted by personal delivery), or (ii) presented for delivery to the addressee as so indicated during normal business hours, if such delivery shall have been refused for any reason.

7.3           Assignment, Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. No party shall assign any of its rights or obligations hereunder without the prior written consent of the other parties, except that the Trustee may assign its rights and obligations hereunder without consent to any successor trustee of the Trust.

7.4           Applicable Laws. This Agreement has been negotiated, executed and delivered in Illinois and shall be construed and governed by the internal laws, and not the laws of conflicts, of the State of Illinois applicable to agreements made and to be performed in Illinois.

7.5           Survival of Representations and Warranties. All representations and warranties made by the parties herein shall survive the Closing.

7.6           Headings. The headings in the sections of this Agreement are inserted for convenience only and shall not constitute a part hereof or affect the meaning or interpretation hereof.

7.7           Waiver, Discharge, etc. This Agreement may not be released, discharged or modified except by an instrument in writing signed on behalf of each of the parties hereto. The failure of a party to enforce any provision of this Agreement shall not be deemed a waiver by such party of any other provision or subsequent breach of the same or any other obligation hereunder.

7.8           Action Taken as Trustee. GreatBanc has executed and delivered the ESOP Loan Documents, not in its individual or corporate capacity, but solely as Trustee of the Trust. The performance of the ESOP Loan Documents by the Trustee and any and all duties, obligations and liabilities of the Trustee hereunder will be effected by GreatBanc only as Trustee. GreatBanc does not undertake nor shall it have any individual or corporate liability or obligation of any nature whatsoever by virtue of the execution and delivery of the ESOP Loan Documents or the representations, covenants or warranties contained herein.

7.9           Exempt Loan. The extension of credit to the Trust hereunder is intended to be an “exempt loan” within the meaning of Section 4975(d)(3) of the Code and Section

408(b)(3) of ERISA. Accordingly, repayment of principal and interest thereon is restricted, and, except as otherwise allowed by said Sections 4975(d)(3) and 408(b)(3), shall be made only from (i) employer contributions made to the Trust to repay the loan and earnings attributable to the investment of such contributions, (ii) any dividends, earnings or distributions on the Shares held by the Trust, and (iii) the proceeds of a sale of the unallocated shares held in a suspense account, solely to the extent provided in Section 6.4 or as provided in Section 6.1 or the Pledge Agreement in the case of a current and continuing Event of Default. Except as provided in Section 6.4, to the extent that there is not a continuing Event of Default under Section 6.1 or the Pledge Agreement, the proceeds of such a sale shall not be used to repay the ESOP Note or any interest thereon. Except to the extent permitted by the Pledge Agreement, the Company shall have no recourse whatsoever to any other assets of the Trust for repayment. Wherever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under the provisions of Section 4975(d)(3) of the Code and Section 408(b)(3) of ERISA and the regulations issued thereunder, but if any provision of this Agreement shall be prohibited by or invalid under such statutes or regulations, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

[REMAINDER OF PAGE INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this ESOP Loan Agreement, or have caused it to be duly executed by their respective authorized officers, as of the day and year first above written.

TRIBUNE COMPANY

By:	/s/ Dennis J. FitzSimons
Name:	Dennis J. FitzSimons
Title:	Chairman, President and Chief Executive Officer

GREATBANC TRUST COMPANY, not in its individual or corporate capacity but solely as Trustee of the Tribune Employee Stock Ownership Trust

By:	/s/ Marilyn H. Marchetti
Name:	Marilyn H. Marchetti
Title:	Senior Vice President